Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Bond Allocation Target Shares: Series S Portfolio   (BATSS)


The Offering
Key Characteristics (Complete ALL Fields)
Date of
Offering
Commencement:
07-18-2013

Security Type:
BND/CORP

Issuer
Citigroup Inc.  (2016)

Selling Underwriter
Citigroup Global Markets Inc.

Affiliated Underwriter(s)
[X] PNC
[ ] Other:

List of Underwriter(s)
Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, UBS Securities LLC, Wells Fargo Securities, LLC,
ABN AMRO Securities (USA) LLC, Banca IMI S.p.A., BBVA
Securities Inc., BNY Mellon Capital Markets, LLC, C.L. King & Associates, Inc., Capital One Securities, Inc., CIBC World Markets Corp., Credit Agricole Securities (USA) Inc., Drexel Hamilton, LLC, Goto Capital Markets, Inc., MFR Securities, Inc., Mischler Financial Group, Inc., National Bank of Canada Financial Inc., Nomura Securities International, Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Samuel A. Ramirez & Company, Inc., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc.,
Swedbank AB (publ)


Transaction Details
Date of Purchase
07-18-2013

Purchase Price/Share
(per share / % of par)
$99.953

Total Commission,
Spread or Profit
0.250%

1.   Aggregate Principal Amount Purchased (a+b)
$100,875,000

a.   US Registered Funds
(Appendix attached with individual Fund/Client
purchase)
$700,000

b.   Other BlackRock Clients
$100,175,000

2.   Aggregate Principal Amount of Offering
$1,500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.06725


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X] U.S. Registered Public Offering   [Issuer must have 3 years of continuous
operations]
[ ] Eligible Rule 144A Offering   [Issuer must have 3 years of continuous
operations]
[ ] Eligible Municipal Securities   [Issuer must have 3 years of continuous
operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years of continuous
operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.


Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Global Syndicate Team Member
Date:07-23-2013





Approved by:
Steven DeLaura
Global Syndicate Team Member
Date:07-24-13










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